Exhibit 99.1

NEWS RELEASE

CONTACT:           Patrick Scanlon, Senior Vice President, Controller
Penseco Financial Services Corporation
(570) 346-7741

FOR RELEASE:    8:00 A.M. Eastern Time: March 12, 2010

Penseco Financial Services Corporation Reports Earnings as of December 31, 2009

SCRANTON, PA, March 12, 2010 -- Penseco Financial Services Corporation (OTC Bulletin Board: PFNS), the Scranton, Pennsylvania based financial holding company of Penn Security Bank & Trust Company, reported an increase in net income of $481,000 or 32.4% for the three months ended December 31, 2009 to $1,967,000 or $0.60 per share compared with $1,486,000 or $0.69 per share from the year ago period. The increase in net income was primarily attributed to the merger with Old Forge Bank, which was completed on April 1, 2009. Net interest income increased $2,394,000 or 39.9% largely due to an increased loan portfolio of $159.9 million from Old Forge Bank. Non-interest income decreased $23,000 or 1.1% primarily the result of an impairment charge of $787,000 related to the Company’s bank stock equity portfolio, partially offset by a realized gain on the sale of a corporate bond from the former Old Forge Bank portfolio. As of December 31, 2009, there were no unrealized losses in the Company’s bank stock equity portfolio and unrealized gains totaled $1,006,000. The provision for loan losses increased $444,000 due to the softness in the economy. Total non-interest expenses increased $1,496,000 or 25.7% mainly from increased FDIC insurance assessments, higher salary and benefits expenses and expense of premises and fixed assets. Applicable income taxes decreased $50,000. Return on average assets and return on average equity was 0.91% and 6.87% respectively, for the three months ended December 31, 2009, versus 0.95% and 8.16% respectively, for the same period last year.

The Company’s net income for 2009 decreased $241,000 or 2.8%, to $8,372,000 or $2.80 per weighted average share compared with the year ago period of $8,613,000 or $4.01 per share. The decrease in net income was primarily attributed to merger costs of $1,550,000, the recognition of an impairment loss on bank equity investment securities of $787,000, increased FDIC insurance costs of $909,000, along with the effect of a one time gain of $1,129,000, net of tax, related to Visa International’s Initial Public Offering during 2008. Net interest margin increased from 3.93% at December 31, 2008 to 4.11% at December 31, 2009. Net interest income increased $7,503,000 or 32.5% to $30,571,000 for the twelve months ended December 31, 2009 compared to $23,068,000 for the same period of 2008. The increase was largely due to an increased loan portfolio of $159.9 million from Old Forge Bank. Net interest income after provision for loan losses increased $6,104,000 or 27.5% during the 2009 period, largely due to increased interest and fees on loans and reduced interest expense from lower borrowing costs. The provision for loan losses increased $1,399,000 to $2,260,000 during 2009 compared with $861,000 for the same period of 2008 due to the softness in the economy.

Net non-cash accretion after tax from the acquisition of assets and liabilities due to the Old Forge Bank merger was $193,000 and $673,000 for the three months and twelve months ended December 31, 2009, respectively.

Non-Interest Income

Total non-interest income decreased $23,000 or 1.1% to $2,045,000 for the three months ended December 31, 2009, compared with $2,068,000 for the same period in 2008. Service charges on deposit accounts increased $158,000 or 38.1% primarily due to the increased number of accounts resulting from the merger and increased service charge activity. Brokerage fee income decreased $50,000 or 45.9% mostly due to the decline in the overall market. Bank-owned life insurance income increased $47,000 or 58.8% due to the merger. Other operating income increased $42,000. The Company recognized an impairment loss on bank equity investment securities of $787,000. The Company’s equity portfolio consists of U.S. bank stocks. As of December 31, 2009, there were no unrealized losses in the Company’s bank stock equity portfolio and unrealized gains totaled $1,006,000. Realized gains on securities increased $543,000 the result of a realized gain on the sale of a corporate bond from the former Old Forge Bank portfolio.

Total non-interest income decreased $667,000 or 6.0% to $10,369,000 during 2009, from $11,036,000 for the same period of 2008. Trust department income decreased $82,000 or 5.6% from $1,474,000 at December 31, 2008 to $1,392,000 at December 31, 2009 due to a lower market value of trust assets. Service charges on deposit accounts increased $462,000 or 31.3% primarily due to the increased number of accounts and increased service charge activity. Merchant transaction income decreased $123,000 or 2.7%, mainly due to lower transaction volume from continued softness in the economy. Brokerage fee income decreased $248,000 or 41.6% mostly due to the decline in the overall volume of transactions. Other operating income increased $196,000 or 117.4% largely due to gains on the sale of low yielding long-term fixed rate real estate loans. In the first quarter of 2008, the Company realized a gain of $1,213,000 related to VISA, Inc.’s Initial Public Offering, which consisted of a mandatory partial share redemption. The Company recognized an impairment loss on bank equity investment securities of $787,000. Realized gains on securities increased $861,000 to $873,000 during 2009 from $12,000 for 2008 largely due to gains on the sale of the majority of the Old Forge Bank securities portfolio, with the proceeds reinvested into higher quality securities.

Non-Interest Expenses

Total non-interest expenses increased $1,496,000 or 25.7% to $7,327,000 for the three months ended December 31, 2009 compared with $5,831,000 for the same period of 2008. Salaries and employee benefits expense increased $848,000 or 30.8% due to additional staff from the merger. Expense of premises and fixed assets increased $169,000 or 26.3%. Merchant transaction expenses decreased $54,000 or 8.8% due to lower transaction volume from the softness in the economy. FDIC insurance assessments increased $379,000. Other operating expenses increased $154,000 or 8.5% partly from increased shares tax of $96,000, increased professional services and increased general operating expenses.

Total non-interest expenses increased $6,248,000 or 28.2% to $28,420,000 during 2009 compared with $22,172,000 for the same period of 2008. Salaries and employee benefits expense increased $2,394,000 or 23.6% mainly due to increased salaries resulting from additional employees as a result of the merger. Premises and fixed assets expense increased $543,000 or 20.1% due to additional depreciation and increased occupancy expense in part due to the merger. Merchant transaction expenses decreased $318,000 or 9.3% due to lower transaction volume. Merger related costs of $1,550,000 consist of computer system conversions and equipment upgrades of $606,000, investment banking, valuation services, legal and accounting fees of $429,000, severance payments of $450,000 and stay bonuses of $65,000. FDIC insurance assessments increased $909,000 due to a one time FDIC special assessment cost of $385,000 and increases in quarterly assessments. Other operating expenses increased $1,170,000 or 20.0% due to the effect of the reversal in the first quarter of 2008 of the $497,000 VISA litigation accrual recorded by the Company in the fourth quarter of 2007, in addition to an increase of $248,000 in consulting and advisory expense and $850,000 of legal and professional services.

Asset Quality

The allowance for loan losses at December 31, 2009 was $6,300,000 or 1.04% of total loans compared to $5,275,000 or 1.20% of total loans at December 31, 2008. Management believes the loan loss reserve is adequate. The reserve for credit losses, which includes the loan loss reserve plus a credit discount for loans acquired in the Old Forge Bank merger, equaled 1.98% of total loans at December 31, 2009.

Loans on which the accrual of interest has been discontinued or reduced amounted to $2,339,000 or .39% of total loans at December 31, 2009, up from $1,454,000 or .33% of total loans at December 31, 2008. If interest on those loans had been accrued, such income would have been $365,000 and $192,000 for the twelve months ended December 31, 2009 and December 31, 2008, respectively. There were no commitments to lend additional funds to individuals whose loans are in non-accrual status.

Net loan charge-offs amounted to $687,000 or .12% of average outstanding loans for the three months ended December 31, 2009 compared to $208,000 or .05% at December 31, 2008. Net loan charge-offs amounted to $1,235,000 or .22% of average outstanding loans for the twelve months ended December 31, 2009 compared to $286,000 or .07% at December 31, 2008.

During the second quarter of 2008, the Company was notified that The Education Resources Institute, Inc. (TERI), a guarantor of a portion of our student loan portfolio, had filed for Reorganization under Chapter 11 of the Federal Bankruptcy Act. At December 31, 2009 the Company holds $8.0 million of TERI loans. The Company does not anticipate that TERI’s bankruptcy filing will significantly impact the Company’s financial statements. These loans are placed on non-accrual status when they become more than 90 days past due. At December 31, 2009 there was $137,000 of such loans placed on non-accrual status.

In 2009, our local economy began to experience the negative impact of our nation’s economic downturn. The local housing market slowed and the unemployment rate in Northeastern Pennsylvania increased to 9.7% by year-end. To enhance our ability to identify and manage risk throughout our organization, we created the senior level position of Chief Risk Officer in December of 2009. This position will facilitate our enterprise wide risk assessment to identify, monitor and quickly mitigate the inherent risks of a community bank in today’s economic environment.

Income Tax Expense

Applicable income taxes decreased $50,000 or 9.9% for the three months ended December 31, 2009 due to lower operating income and higher tax-free income. Also, applicable income taxes decreased $570,000 or 23.2% during the twelve months of 2009, primarily due to lower operating income and higher tax-free income.

PENSECO FINANCIAL SERVICES CORPORATION

FINANCIAL HIGHLIGHTS
(unaudited)
(in thousands, except per share amounts)

December 31,	December 31,	Inc / (Dec)	%
2009	2008	$	Change

Three Months Ended
PERFORMANCE RATIOS
Return on Average Assets	0.91%	0.95%	-4.21%
Return on Average Equity	6.87%	8.16%	-15.81%

Twelve Months Ended
PERFORMANCE RATIOS
Return on Average Assets	1.04%	1.40%	-25.71%
Return on Average Equity	7.93%	11.89%	-33.31%

STOCKHOLDERS' VALUE
Net Income	$8,372	$8,613	$(241)	-2.80%
Earnings Per Share	2.80	4.01	(1.21)	-30.17%
Dividends Per Share	1.68	1.66	0.02	1.20%
Book Value Per Share	35.84	34.28	1.56	4.55%
Tangible Book Value Per Share	27.19	34.26	(7.07)	-20.64%
Market Value Per Share	34.80	36.74	(1.94)	-5.28%
Market Value/Book Value	97.10%	107.18%	-9.40%
Price Earnings Multiple	12.43	x	9.16	x	35.70%
Dividend Payout Ratio	60.00%	41.40%	44.93%
Dividend Yield	4.83%	4.52%	6.86%

SAFETY AND SOUNDNESS
Stockholders' Equity/Assets	13.29%	11.71%	13.49%
Tangible Equity/Tangible Assets	10.42%	11.70%	-10.94%
Total Capital/Risk Weighted Assets	16.90%	19.81%	-14.69%
Tier 1 Capital/Risk Weighted Assets	15.79%	18.56%	-14.92%
Tier 1 Capital/Average Assets	11.48%	12.26%	-6.36%
Non-performing Assets/Total Assets	0.31%	0.23%	34.78%
Non-performing loans to period end loans	0.39%	0.33%	18.18%
Allowance for loan losses to period end loans	1.04%	1.20%	-13.33%
Allowance for credit losses to total loans	1.98%	1.20%	65.00%

BALANCE SHEET HIGHLIGHTS
Total Assets	$883,327	$628,967	$254,360	40.44%
Total Investments	202,332	157,480	44,852	28.48%
Net Loans	597,670	435,873	161,797	37.12%
Allowance for Loan Losses	6,300	5,275	1,025	19.43%
Total Deposits	645,434	424,725	220,709	51.97%
Stockholders' Equity	117,397	73,642	43,755	59.42%

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except per share amounts)

	December 31,	December 31,
	2009	2008
ASSETS
Cash and due from banks	$11,100	$7,246
Interest bearing balances with banks	2,274	2,109
Federal funds sold	-	-
Cash and Cash Equivalents	13,374	9,355
Investment securities:
Available-for-sale, at fair value	155,481	94,996
Held-to-maturity (fair value of $49,054
and $64,678, respectively)	46,851	62,484
Total Investment Securities	202,332	157,480
Loans, net of unearned income	603,970	441,148
Less: Allowance for loan losses	6,300	5,275
Loans, Net	597,670	435,873
Bank premises and equipment	12,396	10,391
Other real estate owned	528	-
Accrued interest receivable	4,317	3,518
Goodwill	26,398	-
Cash surrender value of life insurance	14,380	7,684
Other assets	11,932	4,666
Total Assets	$883,327	$628,967
LIABILITIES
Deposits:
Non-interest bearing	$109,855	$72,456
Interest bearing	535,579	352,269
Total Deposits	645,434	424,725
Other borrowed funds:
Repurchase agreements	18,168	29,155
Short-term borrowings	27,430	24,204
Long-term borrowings	68,094	72,720
Accrued interest payable	1,317	1,118
Other liabilities	5,487	3,403
Total Liabilities	765,930	555,325
STOCKHOLDERS' EQUITY
Common stock; $ .01 par value, 15,000,000 shares authorized,
3,276,079 shares issued and outstanding at December 31, 2009 and
2,148,000 shares issued and outstanding at December 31, 2008	33	21
Surplus	48,865	10,819
Retained earnings	68,086	64,745
Accumulated other comprehensive income	413	(1,943)
Total Stockholders' Equity	117,397	73,642
Total Liabilities and Stockholders' Equity	$883,327	$628,967

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF INCOME
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
INTEREST INCOME
Interest and fees on loans	$8,670	$6,578	$32,399	$26,218
Interest and dividends on investments:
U.S. Treasury securities and U.S. Agency obligations	756	895	3,306	3,947
States & political subdivisions	1,185	859	4,395	3,380
Other securities	9	45	39	256
Interest on Federal funds sold	-	(2)	-	29
Interest on balances with banks	3	6	12	68
Total Interest Income	10,623	8,381	40,151	33,898
INTEREST EXPENSE
Interest on time deposits of $100,000 or more	459	309	1,726	1,451
Interest on other deposits	1,055	1,180	4,815	5,522
Interest on other borrowed funds	719	896	3,039	3,857
Total Interest Expense	2,233	2,385	9,580	10,830
Net Interest Income	8,390	5,996	30,571	23,068
Provision for loan losses	687	243	2,260	861
Net Interest Income After Provision for Loan Losses	7,703	5,753	28,311	22,207
NON-INTEREST INCOME
Trust department income	338	341	1,392	1,474
Service charges on deposit accounts	573	415	1,939	1,477
Merchant transaction income	766	800	4,379	4,502
Brokerage fee income	59	109	348	596
Other fee income	376	315	1,392	1,279
Bank-owned life insurance income	127	80	470	316
Other operating income	61	19	363	167
VISA mandatory share redemption	-	-	-	1,213
Impairment losses on investment securities	(787)	-	(787)	-
Realized gains (losses) on securities, net	532	(11)	873	12
Total Non-Interest Income	2,045	2,068	10,369	11,036
NON-INTEREST EXPENSES
Salaries and employee benefits	3,600	2,752	12,551	10,157
Expense of premises and fixed assets	811	642	3,246	2,703
Merchant transaction expenses	562	616	3,085	3,403
Merger related costs	-	-	1,550	-
FDIC insurance assessments	397	18	968	59
Other operating expenses	1,957	1,803	7,020	5,850
Total Non-Interest Expenses	7,327	5,831	28,420	22,172
Income before income taxes	2,421	1,990	10,260	11,071
Applicable income taxes	454	504	1,888	2,458
Net Income	$1,967	$1,486	$8,372	$8,613
Weighted average shares outstanding	3,276,079	2,148,000	2,994,059	2,148,000
Earnings per Common Share	$0.60	$0.69	$2.80	$4.01
Cash Dividends Declared Per Common Share	$0.42	$0.42	$1.68	$1.66

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

THREE MONTHS ENDED DECEMBER 31, 2009 AND 2008
(unaudited)
(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders' Equity

Balance, September 30, 2008	$21	$10,819	$64,160	$(3,086)	$71,914

Comprehensive income:
Net income	-	-	1,486	-	1,486
Other comprehensive income, net of tax
Unrealized gains on securities, net of
reclassification adjustment	-	-	-	1,981	1,981
Unrealized losses on employee benefit
plans, net	-	-	-	(393)	(393)
Minimum pension liability adjustment	-	-	-	(445)	(445)
Other comprehensive income				1,143	1,143

Comprehensive income					2,629

Cash dividends declared ($0.42 per share)	-	-	(901)	-	(901)

Balance, December 31, 2008	$21	$10,819	$64,745	$(1,943)	$73,642

Balance, September 30, 2009	$33	$48,865	$67,495	$830	$117,223

Comprehensive income:
Net income	-	-	1,967	-	1,967
Other comprehensive income, net of tax
Unrealized losses on securities, net of
reclassification adjustment	-	-	-	(704)	(704)
Unrealized gains on employee benefit
plans, net	-	-	-	287	287
Other comprehensive income				(417)	(417)

Comprehensive income					1,550

Cash dividends declared ($0.42 per share)	-	-	(1,376)	-	(1,376)

Balance, December 31, 2009	$33	$48,865	$68,086	$413	$117,397

PENSECO FINANCIAL SERVICES CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

TWELVE MONTHS ENDED DECEMBER 31, 2009 AND 2008
 (unaudited)
(in thousands, except per share amounts)

	Common Stock	Surplus	Retained Earnings	Accumulated Other Comprehensive Income	Total Stockholders' Equity

Balance, December 31, 2007	$21	$10,819	$59,697	$(822)	$69,715

Comprehensive income:
Net income	-	-	8,613	-	8,613
Other comprehensive income, net of tax
Unrealized losses on securities, net of
reclassification adjustment	-	-	-	(728)	(728)
Unrealized losses on employee benefit
plans, net	-	-	-	(393)	(393)
Other comprehensive income				(1,121)	(1,121)

Comprehensive income					7,492

Cash dividends declared ($1.66 per share)	-	-	(3,565)	-	(3,565)

Balance, December 31, 2008	$21	$10,819	$64,745	$(1,943)	$73,642

Balance, December 31, 2008	$21	$10,819	$64,745	$(1,943)	$73,642

Fair value of consideration exchanged
in merger	12	38,046	-	-	38,058
Comprehensive income:
Net income	-	-	8,372	-	8,372
Other comprehensive income, net of tax
Unrealized gains on securities, net of
reclassification adjustment	-	-	-	2,069	2,069
Unrealized gains on employee benefit
plans, net	-	-	-	287	287
Other comprehensive income				2,356	2,356

Comprehensive income					10,728

Cash dividends declared ($1.68 per share)	-	-	(5,031)	-	(5,031)

Balance, December 31, 2009	$33	$48,865	$68,086	$413	$117,397

Penseco Financial Services Corporation, through its subsidiary Penn Security Bank & Trust Company, operates twelve offices in Lackawanna, Luzerne, Wayne and Monroe counties. The Company’s stock is traded on the OTC Bulletin Board Market, under the symbol, “PFNS”.

Safe Harbor Forward-Looking Statements

This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the “PSLRA”). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential". For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services and other factors that may be described in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Non-GAAP Financial Measures

Certain financial measures contained in this Form 8-K for 2008 exclude the income created by the reversal of a liability accrual related to VISA’s covered litigation provision as well as the gain from the mandatory redemption of a portion of the Company’s class B shares in VISA. These financial measures for 2009 exclude Merger related costs related to the acquisition of Old Forge Bank on April 1, 2009. Financial measures which exclude the above referenced items have not been determined in accordance with generally accepted accounting principles (“GAAP”) and are therefore non-GAAP financial measures. Management of the Company believes that investors’ understanding of the Company’s performance is enhanced by disclosing these non-GAAP financial measures as a reasonable basis for comparison of the Company’s ongoing results of operations. These non-GAAP measures should not be considered a substitute for GAAP-basis measures and results. Our non-GAAP measures may not be comparable to non-GAAP measures of other companies. The attached Non-GAAP Reconciliation Schedule provides a reconciliation of these non-GAAP financial measures to the most closely analogous measure determined in accordance with GAAP.

In March 2008, VISA, Inc. (VISA) completed its initial public offering. The Bank and certain other VISA member banks are shareholders in VISA. Following the initial public offering, the Company received $1.2 million in proceeds from the offering, as a mandatory partial redemption of 28,351 shares, reducing the Company’s holdings from 73,333 to 44,982 shares of Class B common stock. Using proceeds from this offering, VISA established a $3.0 billion escrow account to cover the resolution of pending litigation and related claims. The partial redemption proceeds of $1.2 million are reflected in other non-interest income in the first quarter of 2008.

The remaining unredeemed shares of VISA Class B common stock are restricted and may not be transferred until the later of (1) three years from the date of the initial public offering or (2) the period of time necessary to resolve the covered litigation. The current conversion ratio of 0.5824 was established for the conversion rate of Class B shares into Class A shares. If the funds in the escrow account are insufficient to settle all the covered litigation, VISA may sell additional Class A shares, use the proceeds to settle litigation, and further reduce the conversion ratio. If funds remain in the escrow account after all litigation is settled, the Class B conversion ratio will be increased to reflect that surplus. As of December 31, 2009, the value of the Class A shares was $87.46 per share. The value of unredeemed Class A equivalent shares owned by the Company was $2.3 million as of December 31, 2009, and has not yet been reflected in the accompanying financial statements.

In connection with VISA’s establishment of the litigation escrow account, the Company reversed a $497,000 accrual in the first quarter of 2008, reflected as a reduction of other non-interest expense. This reserve was created in the fourth quarter of 2007, pending completion of the VISA, Inc. initial public offering as a charge to other non-interest expense.

Merger costs of $1,550,000 for the year ended December 31, 2009, related to the merger with Old Forge Bank, consist primarily of investment banking costs, system conversion costs, valuation services, legal and accounting fees and severance payments.

NON-GAAP RECONCILIATION SCHEDULE
PENSECO FINANCIAL SERVICES CORPORATION
(unaudited)
(in thousands)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

	Three Months Ended
	December 31,
	2009	2008	Change
Net interest income after provision for loan losses	$7,703	$5,753	$1,950
Non-interest income	2,045	2,068	(23)
Non-interest expense	(7,327)	(5,831)	(1,496)
Income tax benefit (provision)	(454)	(504)	50
Net income	1,967	1,486	481

Adjustments
Non-interest income
Gain on mandatory redemption of VISA, Inc.
class B common stock	-	-	-
Non-interest expense
Merger related costs	-	-	-
Covered litigation accrual	-	-	-
Total Adjustments pre-tax	-	-	-
Income tax provision (benefit) (34% tax rate)	-	-	-
After tax adjustments to GAAP	-	-	-
Adjusted net income	$1,967	$1,486	$481

Return on Average Assets	0.91%	0.95%
Return on Average Equity	6.87%	8.16%
Dividend Payout Ratio	70.00%	60.87%

Return on average equity (ROE) and return on average assets (ROA) for the three months ended December 31, 2009 was 6.87% and 0.91%, respectively. ROE was 8.16% and ROA was 0.95% for the same period last year. The dividend payout ratio was 70.00% and was 60.87% for the same period last year.

NON-GAAP RECONCILIATION SCHEDULE
PENSECO FINANCIAL SERVICES CORPORATION
(unaudited)
(in thousands)

The following tables present the reconciliation of non-GAAP financial measures to reported GAAP financial measures.

	Twelve Months Ended
	December 31,
	2009	2008	Change
Net interest income after provision for loan losses	$28,311	$22,207	$6,104
Non-interest income	10,369	11,036	(667)
Non-interest expense	(28,420)	(22,172)	(6,248)
Income tax benefit (provision)	(1,888)	(2,458)	570
Net income	8,372	8,613	(241)

Adjustments
Non-interest income
Gain on mandatory redemption of VISA, Inc. class B Common Stock	—	(1,213)	1,213
Non-interest expense
Merger related costs	1,550	—	1,550
Covered litigation accrual	—	(497)	497
Total Adjustments pre-tax	1,550	(1,710)	3,260
Income tax provision (benefit) (25%1/34% tax rate)	381	(581)	962
After tax adjustments to GAAP	1,169	(1,129)	2,298
Adjusted net income	$9,541	$7,484	$2,057

Return on Average Assets	1.18%	1.21%
Return on Average Equity	9.03%	10.33%
Dividend Payout Ratio	52.66%	47.70%

Return on average equity (ROE) and return on average assets (ROA) for the year ended December 31, 2009 was 7.93% (9.03% excluding the Merger costs) and 1.04% (1.18% excluding the Merger costs), respectively. ROE was 11.89% (10.33% excluding the VISA IPO impact) and ROA was 1.40% (1.21% excluding the VISA IPO impact) for the same period last year. The dividend payout ratio for December 31, 2009 was 60.00% (52.66% excluding the Merger costs) and was 41.40% (47.70% excluding the VISA IPO impact) for the same period last year.

1      Income tax effect calculation is 34% except for the portion of the merger costs that are non-deductible.